Exhibit 32.1


                          Section 1350 Certification
                           -------------------------

           The following statement is provided by the undersigned to accompany the Form 10-K of The Willowbridge Fund, L.P. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

           The undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Willowbridge Fund, L.P.


March 18, 2005


/s/ Robert L. Lerner
-----------------------------
Robert L. Lerner
President
Ruvane Investment Corporation,
the general partner of
The Willowbridge Fund, L.P.